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                                                                    EXHIBIT 10.7


                                 LEASE AGREEMENT

                                     BETWEEN

                 185 MONMOUTH PARKWAY ASSOCIATES, L.P., LANDLORD

                                       AND

                       SMARTFLEX NEW JERSEY, INC., TENANT



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

                                                TABLE OF CONTENTS

        1.     GENERAL.....................................................................  1
        2.     LEASE PARTICULARS...........................................................  2
        3.     LEASE AND RENT..............................................................  4
        4.     USE.........................................................................  5
        5.     CERTAIN REPRESENTATIONS AND WARRANTIES......................................  5
        6.     ACCEPTANCE..................................................................  6
        7.     COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.............................  6
        8.     PERSONAL PROPERTY TAXES.....................................................  8
        9.     COMMON CHARGES .............................................................  8
        10.    HEATING, VENTILATION AND AIR CONDITIONING................................... 10
        11.    UTILITIES; TRASH REMOVAL; RECYCLING......................................... 10
        12.    RULES AND REGULATIONS....................................................... 10
        13.    ENTRY....................................................................... 11
        14.    MAINTENANCE................................................................. 12
        15.    ALTERATIONS................................................................. 12
        16.    TRANSFERS OF TENANT'S INTEREST.............................................. 13
        17.    SURRENDER................................................................... 14
        18.    HOLDING OVER................................................................ 15
        19.    TENANT ELECTRIC............................................................. 15
        20.    QUIET ENJOYMENT............................................................. 15
        21.    AIR AND LIGHT............................................................... 16
        22.    DEFAULT..................................................................... 16
        23.    SUBORDINATION, NONDISTURBANCE,  ETC......................................... 17
        24.    CASUALTY AND CONDEMNATION................................................... 18
        25.    CHANGES SURROUNDING BUILDING................................................ 19
        26.    TENANT'S PROPERTY........................................................... 19
        27.    NOTICE...................................................................... 20
        28.    DISCLAIMER BY AND INDEMNIFICATION OF LANDLORD............................... 20
        29.    INSURANCE................................................................... 20
        30.    TENANT'S LIABILITY.......................................................... 21
        31.    SECURITY DEPOSIT............................................................ 21
        32.    MISCELLANEOUS............................................................... 22
        33.    TRANSFER OF LANDLORD'S INTEREST............................................. 24
        34.    MANAGING AGENT.............................................................. 24
        35.    LANDLORD'S RIGHT TO MODIFY.................................................. 24
        36.    USE OF HELIPORT............................................................. 24
        37.    CORPORATE TENANTS........................................................... 24
        38.    GUARANTY.................................................................... 24
        39.    SUBMITTAL OF FINANCIAL STATEMENT............................................ 25
        40.    NO PARTNERSHIP.............................................................. 25
        41.    INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS............................... 25
        42.    COSTS OF SUIT............................................................... 25
        43.    SUBMISSION NOT AN OPTION.................................................... 25
        44.    SUCCESSORS & ATTACHMENTS.................................................... 25

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        This LEASE is made as of the 26th day of April, 1999 between 185
Monmouth Parkway Associates, L.P., a New Jersey limited partnership, 63 West Main Street, P. O. Box 5008, Freehold, New Jersey 07728, hereinafter referred to as "Landlord" and Smartflex New Jersey, Inc., a Delaware Corporation, whose address is 185 Monmouth Parkway, West Long Branch, New Jersey 07764, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

        For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

        1. GENERAL.

        1.1 Definitions: Except where the context otherwise connotes, for all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings specified:

        (a) "Additional Rent" shall mean all sums other than Basic Rent payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used.

        (b) "Basic Rent" shall mean the rent per annum so designated in Section
2.1 hereof, which may be payable in equal monthly installments on the first day of each month during the Term, in advance, in the amount per month set forth in
Section 2.1 hereof, except that Tenant shall pay the first monthly installment upon the signing of this Lease. The Basic Rent shall be paid at the office of Landlord, or such other place as Landlord may designate, without any set-off or deduction whatsoever (except for abatement as may be allowed by this Lease).

        (c) "Broker" shall mean the real estate broker, if any, named in Section
2.2 hereof.

        (d) "Building" shall mean the building designated in Section 2.3 hereof.

        (e) "Building Holiday" shall mean President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day, as each of said holidays are celebrated in the State in which the Real Property is located.

        (f) "Building Hours of Operation" shall mean weekdays between the hours of 8 a.m. through 6 p.m. excluding Building Holidays.

        (g) "Commencement Date" shall mean the date so designated in Section 2.4 hereof.

        (h) Intentionally omitted.

        (i) "Excusable Delay" shall mean a delay caused by strike, lockout, act of God, inability to obtain labor, materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds.

        (j) "Governmental Authority" shall mean the municipal, county, state or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property.

        (k) "Parking Spaces" shall mean the parking spaces made available for Tenant's unreserved, nonexclusive use on the Real Property.

        (l) "Premises" shall mean the area cross-hatched on the floor plan of the Building annexed hereto as Exhibit A and made a part hereof.


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


        (m) "Real Property" shall mean the land upon which the Building is located and the Building, collectively.

        (n) "Rentable Area of Building" shall mean the number of square feet so designated in Section 2.5 hereof, measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings, published by the Building Owners and Managers Association (hereinafter the "BOMA Standards"), and including an agreed upon 5% floor factor.

        (o) "Rentable Area of the Premises" shall mean the number of square feet so designated in Section 2.7 hereof, measured in accordance with BOMA Standards and including the agreed upon 5% floor factor.

        (p) "Security Deposit" shall mean the sum so designated in Section 2.10 hereof which is being deposited by Tenant with Landlord simultaneously herewith.

        (q) "Structural Repairs" shall mean repairs and, if required, replacements, to the roof, foundation and permanent exterior walls and support columns of the Buildings.

        (r) "Term" shall mean a period of time beginning on the Commencement Date containing the number of consecutive months set forth in Section 2.11 hereof, not including any portion of a month for which Rent is prorated as per
Section 1.2.

        (s) "Termination Date" shall mean the last day of the Term.

        1.2 Proration: In the event the Commencement Date shall fall on a day other than the first day of the month, the Basic Rent and Additional Rent payable hereunder for the balance of the calendar month in which the Commencement Date falls shall be apportioned based on the number of days remaining in that month.

        1.3 Entire Agreement: This Lease consists of this Lease Agreement and the attachments listed in the last Section of this Lease Agreement.

        2. LEASE PARTICULARS.

        Listed below are particulars of this Lease referred to in other Sections hereof:

        2.1 Basic Rent: For the first year of the Term, the annual Basic Rent shall be $6.25 per square foot, payable in monthly installments of $26,041.67. The Basic Rent for the second and subsequent lease years shall be adjusted annually, in accordance with the formula attached hereto as Exhibit B.

        2.2 Broker: Byron Real Estate Co., Inc. The Broker represents the Landlord only.

        2.3 Building: Building D, 185 Monmouth Parkway, West Long Branch, New Jersey.

        2.4 Commencement Date: April 26, 1999.

        2.5 Rentable Area of Building: 60,480 Square Feet.

        2.6 Rentable Area of all Buildings on Real Property: 330,000 Square
Feet.

        2.7 Rentable Area of Premises: Approximately 50,000 Square Feet measured in accordance with BOMA Standards, and including an agreed upon 5% floor factor. The rent figures and percentages included in this Section 2 are all based upon 50,000 Square Feet. Promptly following the full execution of this Lease, Tenant shall finalize its floor plan, which will include approximately 50,000 rentable Square Feet, subject to the Tenant leaving the remaining space in Building D in a functional layout with immediate access to the exterior of the Building. If the actual rentable area of the Premises is greater or less than 50,000 square feet, all of the rent and percentage figures herein shall be adjusted accordingly, retroactive to the Commencement Date. The parties shall execute a lease amendment to confirm their approval of Exhibit A, and of the revised numbers.

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

        2.8 Tenant's Proportionate Share of Building: 82.7%

        2.9 Tenant's Proportionate Share of Real Property: 15.2%

        2.10 Security Deposit: $39,062.50

        2.11 Number of Consecutive Months in Term: Ninety (90) months.

        2.12 Uses: Manufacturing , assembly, warehousing, distribution, service and sales of electronics and electro-mechanical products, , and administrative offices related to same.

        2.13 Initial Electric Service Contribution: $20,000.00; the first month's payment shall be remitted on or before May 3, 1999.

        2.14 Insurance: $2,000,000.00 combined single limit for personal injury (including death) and for property damage, arising out of a single incident.

        2.15 Preparation of Premises:

        a. The Premises shall be prepared for Tenant's occupancy in the manner and according to the materials and work described in the attached Exhibits C and
D. Any and all installations, materials and work that are listed on the attached Exhibit C shall be completed by Landlord at the Landlord's sole cost and expense. Any and all installations, materials and work that are listed on the attached Exhibit D shall be completed at the Tenant's sole cost and expense. In consideration for the Tenant's preparation of the Premises as set forth on Exhibit D, and with the understanding that the Landlord will have no further monetary obligation for tenant improvements with respect to the Tenant's continued occupancy of the Premises, Landlord shall contribute the sum of $50,000.00 toward the improvements described on Exhibit D. Any additional installations, materials and work to be done at the Premises shall be requested in the manner provided in Section 15 of the Lease, entitled "Alterations".

        b. Landlord and Tenant agree that Landlord's affiliate, G.B. Contracting, Inc., shall be retained to complete the work described on the attached Exhibit D, at not to exceed market rates. The contract with G.B. Contracting, Inc. shall be administered by the Landlord, but both Landlord and Tenant shall be parties thereto, and shall execute same to confirm their respective responsibilities for payment. The $50,000.00 to be paid by Landlord toward the Exhibit D work shall be paid as progress payments are made, in proportion to the total cost of the entire job (i.e., if the total cost of the work on Exhibit D is $150,000.00, then the Landlord shall remit one-third of each progress payment, up until Landlord has paid the maximum of $50,000.00). Any change orders presented by the contractor shall be approved and signed off on by both Landlord and Tenant.

        2.16 Access to Building: Notwithstanding the Building hours defined above, Landlord and Tenant acknowledge that Tenant may have access to the Building at any time, twenty-four (24) hours a day, seven (7) days a week.

        2.17 Space Options:

        a. Throughout the initial Term of this Lease, Tenant shall have the first right and option to rent all of the remainder of Building D. Throughout the initial Term of this lease, Tenant shall also have the first right and option to rent anywhere from a minimum of twenty-five (25%) percent of the Annex Building, up to all of the Annex Building, which consists of 25,000 rentable square feet of space that is to the north of Building D, and is connected to Building D by a hallway. Provided, however, that if Tenant wishes to rent space in the Annex Building, it must first have exercised, or it must simultaneously exercise, its right and option to rent all of the remainder of Building D. Tenant shall notify Landlord in writing of its desire to rent such space, and such space shall become a part of the Premises on the first day of the month following the date of Tenant's notice. The terms and conditions of this Lease shall also govern any additional space that the Tenant subsequently rents. The Basic Rent for the additional space in Building D shall be calculated at the same rate that Tenant is then paying for the initial Premises, and Basic Rent increases shall be calculated in accordance with Exhibit B, and Tenant's proportionate shares shall be adjusted accordingly. The Basic Rent for the Additional Space in the Annex Building shall be calculated at the Fair Market Rent for that space, as determined in accordance with the attached Exhibit F, and Tenant's proportionate shares shall be adjusted accordingly.

        b. At any time during the initial Term of this Lease, if Landlord shows either all or a portion of the Annex, or the remaining space in Building D to another prospective tenant, and that prospective tenant shows interest in renting such space, Landlord shall so notify this Tenant in writing, and this Tenant will have ten (10) business days to respond to Landlord in writing, if they want to rent the space in question. If Tenant does choose to rent such space, it must do so in accordance with the provisions of paragraph (a) above concerning the order of rental, and the Basic Rent will be calculated in accordance with paragraph (a) above.

        c. At any time during the initial Term of this Lease, if Tenant opts to rent less than fifty (50%) percent of the Annex Building, then it shall be the Tenant's responsibility to construct the demising walls to separate its space from the remainder of the Annex Building. At any time during the initial Term of this Lease, if Tenant opts to rent more than fifty (50%) percent of the Annex Building, then it shall be the Landlord's responsibility to construct the demising walls to separate Tenant's space from the remainder of the Annex Building.

        2.18 Temporary Use of Additional Space: Following the full execution of this Lease, and for so long as the Landlord, Tenant and their contractor are moving continuously and expeditiously toward completing the improvements described on Exhibit D, Tenant shall be permitted to use the Annex Building and the remaining square footage in Building D that it is not renting, at no charge, to enable it to keep its production line operational while the Premises are being renovated Thereafter, once the work described on Exhibit D has been substantially completed or is not being pursued on a continuing basis, Tenant shall not utilize either space for any purpose, unless and until it has exercised its option to rent same. Tenant acknowledges that the unrented area of Building D will not be separated from its Premises by demising walls, unless and until Landlord rents the space to another tenant. If Tenant uses any portion of this space after the Exhibit D work is substantially completed or is not being pursued on a continuing basis, without having exercised its first option to rent same, it shall nevertheless pay Basic Rent, common charges and utilities for that space from the date that it started using it, until the date on which it ceases to use the space in question.

        2.19 Renewal Option: At the expiration of the initial lease Term, Tenant shall have one option to renew this Lease (including any Space Options duly exercised by Tenant pursuant to Section 2.17) for an additional Term of ninety
(90) months, provided that Tenant may only exercise this option if it is not then in default hereunder, and if it has not been in default more than three times during any 18 month period. If Tenant wishes to exercise this renewal option, it shall do so by so notifying the Landlord in writing in accordance with the "Notices" provision of this Lease, not less than six (6) months prior to the expiration of the initial Term. If Tenant exercises this renewal option, this tenancy shall continue to be governed by the same terms and conditions as set forth herein, including annual Basic Rent increases each year, compounded, including the first year of the renewal Term. Any additional space that Tenant is renting pursuant to Section 2.17 or 2.18 shall be included as a part of the Premises during the renewal Term, and Tenant's rental obligations shall be calculated accordingly.

        2.20 Building B Space: Tenant agrees to vacate entirely the approximately 8,500 square feet that it has been occupying in Building B, which space includes the cafeteria, on or before the Commencement Date of this Lease.

        3. LEASE AND RENT.

        3.1 Duration: Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises for the Term.

        3.2 Rent: Tenant hereby covenants and agrees to pay, when due, the Basic Rent and all Additional Rent as herein provided.

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

        3.3 Late Payment:

        (a) Should any installment or installments of Basic Rent or Additional Rent not be paid and received at the Landlord's office on or before the 5th day of the month, the Tenant agrees to pay to the Landlord on demand a service charge equal to five (5%) percent of the overdue amount. All unpaid rent plus service charges thereon shall accrue interest at the rate of one (1%) percent per month until paid, starting from the sixth (6th) day after such payment was due. The service charge and any amounts due as a result of applying the default interest rate shall be deemed to be Additional Rent. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses that Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord.

        (b) Following any three consecutive late payments of either Rent and/or Additional Rent (collectively, "Rent"), Landlord may, upon notice to Tenant, require that, beginning with the first payment of Rent due following the date the third late payment was due, Rent shall no longer be paid in monthly installments when due but shall be payable three (3) months in advance, with each subsequent month's payment being for such period as is then three (3) months in advance.

        4. USE.

        The Premises shall be used only for those uses listed in Section 2.12 hereof and for no other purposes. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Premises, in violation of any law, statutes or regulations of any Governmental Authority having jurisdiction over the use and occupation of the Premises or the Building. Furthermore, Tenant shall not use or occupy the Premises or any part thereof for any purposes that would be deemed extra hazardous, on account of fire or other potential casualty.

        5. CERTAIN REPRESENTATIONS AND WARRANTIES OF LANDLORD.

        Landlord represents and warrants to Tenant that:

        (a) There are no liens, encumbrances, leases, mortgages, deeds of trust or other matters encumbering or affecting Landlord's right, title or interest in or to the Real Property that will materially and adversely affect Tenant's quiet use and enjoyment of the Premises, for which a non-disturbance agreement reasonably acceptable to Tenant has not been obtained.

        (b) Tenant's use of the Premises as stated in the Lease will not result in the increase of any premium for, or the cancellation of, any insurance policy maintained by Landlord pursuant to the Lease.

        (c) To Landlord's knowledge, the Premises and all of the currently existing improvements thereto, and all building systems therein are in good condition and repair, and in compliance with all current applicable laws, ordinances, regulations and rules relating to the Premises, the Building and/or the Real Property.

        (d) To Landlord's knowledge, no underground or above-ground storage tanks or surface impoundments are located on or under any part of the Building, Premises or the Real Property.

        (e) Since Landlord took control of the Real Property on April 1, 1989, to the best of Landlord's knowledge, information and belief, neither Landlord nor any tenant or occupant of any part of the Building, Premises or the Real Property or any nearby property, has generated, used, treated, spilled, stored, transferred, disposed, released or caused a threatened release in, at, under, into, from, to or on any part of the Building, Premises or Real Property, of any Hazardous Materials, except as may have been permitted by applicable laws and regulations then in effect.

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

        (f) Landlord has not received any notice or claim to the effect that either Landlord or any part of the Building, Premises or the Real Property or any nearby property is or may be liable to any governmental authority or private party as a result of the release or threatened release of any Hazardous Materials.

        6. ACCEPTANCE.

         Tenant has already taken possession of the Premises. Tenant accepts the Premises as being satisfactory and in good condition as of the Commencement Date except for the work to be done at the Premises as described in Exhibits C and D, subject to latent defects and subject to the contractor's punch list items as per the construction contract with G.B. Contracting, Inc.

        7. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

        7.1 During the Term hereof, Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and all of their departments, bureaus and subdivisions, applicable to and affecting the Premises, its use and occupancy. During the Term hereof, Landlord shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and all of their departments, bureaus and subdivisions, applicable to and affecting the Building and the Real Property, its use and occupancy.

        7.2 Notwithstanding anything to the contrary in this Lease, unless caused by Tenant or Tenant's employees, agents or contractors (collectively, "Tenant's Agents"), Tenant shall not have any responsibility for (i) existing violations of any law, statute, ordinance or governmental rule or regulation now in force ("Current Laws") relating to any part of the Premises, Building or Real Property as of the date Tenant took possession of the Premises, including, but not limited to, violations of any building codes, laws relating to Hazardous Materials (as defined below) and the Americans With Disability Act; (ii) any Hazardous Materials present in, on, under or above any part of the Premises, Building or Real Property as of the date Tenant took possession of the Premises or that were brought into, onto, about, or under any part of the Premises, Building or Real Property after the date Tenant took possession of the Premises, except for Hazardous Materials brought onto the Premises, Building or Real Property by Tenant or Tenant's Agents; or (iii) without limiting the generality of subparts (i) and (ii) above, the cleanup, remediation, or removal of any Hazardous Materials present in, on, under or about any part of the Premises, Building or Real Property as of the date Tenant took possession of the Premises or that were or are brought into, onto, about, or under any part of the Premises, Building or Real Property after the date Tenant takes possession of the Premises, except for Hazardous Materials brought onto the Premises, Building or Real Property by Tenant or Tenant's Agents.

        7.3 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, and Building fixtures or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way interfere with the other tenants' rights to quiet enjoyment, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Tenant agrees that any increase in fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invites, or licensees, shall be reimbursed to Landlord within ten (10) days of demand therefore. Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of the Basic Rent provided to be paid pursuant to the terms hereof. Landlord will maintain a generally accepted business policy.

        7.4 As may be mandated by federal and state statutes and regulations, Tenant and Tenant's Agents are expressly forbidden from releasing, threatening to release, dumping, discharging, placing on or in the Real Property, generating, storing, treating, using or disposing of, on the Property, any hazardous materials. Provided, however, that Tenant may store, use and dispose of commonly used products that contain hazardous materials, so long as they are stored, used and



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disposed of in accordance with all applicable governmental regulations. For purposes of this Lease, "Hazardous Materials" means any substance or material giving rise to liability or responsibility under the Resource Conservation and Recovery Act (RCRA) 42 USC Sec. 6901 et seq.; The Comprehensive Environmental Response Compensation and Liability Act (CERCLA) 42 USC Section 9601 et seq. as amended by the Superfund Amendment and Reauthorization Act of 1987 (SARA), 42 USC Sec. 9601 et seq.; The Federal Clean Water Act, 33 USC Sec. 1301 et seq.; as well as the New Jersey Spill Compensation and Control Act N.J.S.A. 58:10-23.11 et seq.; The New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; and the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; and any and all regulations promulgated pursuant to said federal and state laws, or under any municipal ordinances, or any common law theory of nuisance or strict liability.

        7.5 Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and save harmless the Landlord and its officers, directors, shareholders, subsidiaries, employees, agents and representatives from all fines, suits, proceedings, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Real Property which are attributable to Tenant's acts or omissions; and from all fines, suits, proceedings, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the provisions of this Section. If Tenant fails to comply in any material respect with the provisions of this Section, Tenant shall be responsible for any and all damages, costs of remediation and other costs, penalties, fines, losses and/or expenses (including but not limited to actual attorney's fees and other professional and consultants' fees) arising from or attributable to Tenant's non-compliance. Tenant's obligations and liabilities under this Section shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Real Property caused by Tenant or Tenant's agents. Should Tenant fail to abide by the terms of this section, Landlord may obtain compensation or relief in regard to any such violation by the institution of an appropriate civil action against the Tenant, or such equitable remedies as Landlord shall demonstrate that it is entitled to, including, without limitation, mandatory or prohibitive injunction.

        7.6 Landlord shall defend (with counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant and its officers, directors, shareholders, subsidiaries, employees, agents and representatives from and against any and all claims, third-party claims, actions, lawsuits (including, but not limited to, claims, actions and lawsuits brought by the government or third parties), for losses, harm, costs (including, but not limited to, court costs, costs of appeal, and cleanup, removal and remediation costs associated with any Hazardous Materials) liabilities, contribution claims, damages and expenses including, but not limited to, attorneys' fees and court costs, arising, whether before or after the expiration or earlier termination of the Lease, out of or in connection with the presence, release, discharge, spill, removal, remediation, use, storage, disposal, transportation or existence of any Hazardous Materials to, from, in, on, under or about any part of the Building, Premises or the Real Property other than Hazardous Materials brought onto the Building, Premises or the Real Property by Tenant or Tenant's Agents. Landlord's indemnity obligations set forth herein shall survive the expiration or earlier termination of the Lease shall become the responsibility of any of Landlord's successors. Landlord represents that at the present time, to the best of its information and belief, there are no existing Hazardous Materials conditions anywhere in the Building or the Real Property that would give rise to liability or responsibility under any of the laws cited in Section 7.4 above.

        7.7 Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act ("ISRA") , N.J.S.A. 13:1K-6, et seq., and the regulations promulgated thereunder, or any successor statute, to the extent that any action or responsibility is imposed on Landlord or Tenant by the application of such laws to Tenant or its business operations, whether or not at the Premises. In that event, Tenant shall make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan must be prepared and that a cleanup must be undertaken because of any spills or discharges of hazardous substances or wastes at the Real Property which occur due to the act or omission of Tenant, Tenant's agents, invitees, licensees, or employees, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall also arise if there is any closing, terminating or transferring of operations of the Tenant's industrial establishment at the Real Property which are subject to ISRA. Such submissions to the Bureau shall be made no less than six (6) months before the end of the Tenant's occupancy of the Premises. Landlord shall be kept advised of each step in the ISRA submission process, and the Tenant shall diligently pursue any cleanup plan required by the NJDEP either before or immediately after the expiration of its lease term.

        7.8 Landlord shall, at no expense to Tenant, cause compliance with ISRA and the regulations promulgated thereunder, or any successor statute, to the extent that any action or responsibility is imposed on the Landlord or the Real Property by the application of such laws, relative to the termination of the tenancies of EA Industries and Tanon Manufacturing, Inc. (hereinafter collectively referred to as "Tanon"), and of A.T.&T. at the Premises. Landlord shall supply to Tenant a complete copy of the final report and determinations rendered by the environmental consultant hired to effectuate this ISRA compliance, and with the final report and determinations, if any, rendered by the Bureau and any other division of NJDEP in this regard.

        7.9 At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of ISRA applicability or other affidavits and shall promptly sign such affidavits when requested by Landlord. At no expense to Landlord, Tenant agrees to promptly provide any information reasonably requested by Landlord regarding Tenant's use and occupancy at the Leased Premises, as may be needed to evidence compliance with the terms of applicable laws and insurance policies; and Tenant agrees to promptly execute any affidavits or other documents needed in confirmation of same.

        8. PERSONAL PROPERTY TAXES.

        Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

        9. COMMON CHARGES.

        9.1 Net Lease. This is an absolutely net Lease and it shall be the Tenant's responsibility to pay for all charges and expenses attributable to the Premises, and Tenant shall pay its proportionate share of all Common Charges (herein so called) for the Building and the Real Property, except as specifically limited or excluded from Common Charges as set forth in Section 9.2 below. The Tenant's obligation to pay for Common Charges for the Building and the Real Property shall be calculated in accordance with the Tenant's proportionate shares, as set forth in Sections 2.8 and 2.9.

        9.2 Common Charges Defined. The Tenant hereby agrees to pay as Additional Rent its proportionate shares of all Common Charges, including but not limited to the following:

        (a) "Real Estate Taxes" as set forth in this Section 9.2 shall mean those taxes attributable to the Real Property, provided that, if because of any change in the method of taxation of real estate, any other tax or assessment is imposed upon Landlord or the owner of the land or the Building or both or upon or with respect to the Landlord of the Building or of the rents or income therefrom in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall be deemed real estate taxes for the purposes of this Section.

        (b) All utility charges for the common areas of the Real Property.

        (c) All costs of maintaining and managing the entire Real Property, including but not limited to landscaping, cleaning services for the common areas, snow removal, maintenance and cleaning of the parking lot, repairs of any kind for which Landlord is not reimbursed, painting, replacement of worn out or damaged mechanical equipment, management fees not to exceed four (4%) percent of annual gross rents paid by Tenant, building and janitorial supplies , sales or use tax on supplies or services, wages and salaries (which shall be prorated for part-time employees) of all persons engaged by Landlord in the operation, maintenance, management and repair of the Real Property, and any other expense or cost incurred in accordance with standard management practices for commercial buildings comparable to the Real Property.

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

        (d) All costs for repairs to the common areas and utility service systems, including but not limited to repairs to the parking area and to the roof. Provided, however, that specifically excluded are costs reimbursed by insurance, the cost of work performed specifically for a tenant in any building on the Real Property for which such tenant has reimbursed Landlord, the cost of replacing the roof or sections of the roof that are larger than 1,000 square feet, costs in connection with preparing space for a new tenant, and real estate brokers' commissions.

        (e) The cost of all capital replacements, which under generally accepted accounting principles would not be considered as an ordinary operating expense, shall be amortized over the useful life of the specific item, at interest calculated at prime plus one percent (1%) per annum, as the prime rate is set in the "Money Rates" column of the Wall Street Journal on the first day of the month in which the capital replacement in question has been completed. Excluded from Landlord's Common Charges are capital improvement costs (provided that if such capital improvement results in a decrease in Landlord's Common Charges, Landlord may to the extent of such savings include the expense for such item in Landlord's Common Charges. The term "capital improvement" shall mean any item(s) which is new and added to the property or the improvements thereon; the term "capital replacement" shall mean the improvement or replacement of any item which is no longer useful because of wear and tear, damage or otherwise.

        (f) Notwithstanding anything to the contrary set forth in this Lease, Common Charges shall not include: (i) depreciation, interest or amortization on mortgages or ground lease payments; (ii) legal fees incurred in negotiating and enforcing tenant leases; (iii) real estate brokers' leasing commissions; (iv) initial improvements or alterations to tenants' spaces; (v) the cost of providing any service directly to and paid directly by any tenant; (vi) any costs expressly excluded from Common Charges elsewhere in this Lease; (vii) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party; (viii) costs of clean-up, remediation, and/or investigation of hazardous materials, unless the presence or suspected presence thereof was caused by Tenant or its agents, employees or contractors; (ix) earthquake insurance premiums; (x) any bad debt loss, rent loss or reserves for bad debt or rent loss; (xi) interest or penalties resulting from late payment of any Common Charges by Landlord due to Landlord's negligence or willful misconduct; (xii) advertising promotional expenditures primarily directed toward leasing tenant space at the Real Property; (xiii) expenses, costs and disbursements relating to, or arising directly or indirectly from, the testing for or analysis, handling, removal, treatment, disposal, remediation or replacement of asbestos or asbestos-containing materials in, on, around, beneath, or from the Premises, the Real Property or the Building; or (xiv) costs incurred because the Real Property, the Building or the Common Areas are in violation of any law that is applicable thereto that was in effect on the Commencement Date.

        9.3 Monthly Contribution Payments. On the first day of each month following the Commencement Date of this Lease, Tenant shall pay to Landlord on a monthly basis an estimated amount toward its share of the Landlord's Common Charges. The estimated monthly amount to be paid initially shall be $8,333.00. That estimated amount may change from time to time, based upon Landlord's evaluation of anticipated or actual increases or decreases in Common Charges. These payments of Additional Rent shall be due and payable with each monthly installment of Basic Rent.

        9.4 Year-End Reconciliation. Within ninety (90) days after the end of the calendar year, Landlord shall submit to Tenant a statement showing Landlord's Common Charges for the year. If Landlord's statement shows that Tenant's proportionate share of Landlord's Common Charges is greater or less than the amounts paid by Tenant during the year pursuant to Section 9.3 hereof, the deficiency or excess, as the case may be, shall either be payable by Tenant to Landlord within thirty (30) days as Additional Rent, or credited by Landlord to Tenant. Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items on the foregoing Landlord's statement during normal business hours at any time within thirty (30) days following the delivery by Landlord to Tenant of such Landlord's statement. Unless Tenant shall take written exception to any item contained therein within forty-five (45) days after the delivery of same, such Landlord's statement shall be considered as final and accepted by Tenant.

        9.5 Limitation on Annual Increases in Common Charges. Landlord and Tenant agree that Tenant's responsibility for its apportioned percentage shares of Common Charges shall be subject to a cap of five (5%) percent per year on increases in Common Charges that are controllable by the Landlord, on a cumulative and compounded basis. Common Charge items that would be outside of the Landlord's control would include real property taxes, utility costs, insurance premiums, and the cost of capital replacements or Structural Repairs that are governmentally mandated. The monthly contribution payments made by Tenant and the amount due from Tenant pursuant to Landlord's year end reconciliations shall reflect any limitations imposed by this annual cap.

        9.6 Modification of Proportionate Share. Notwithstanding the foregoing, in the event that Landlord undertakes certain repairs or replacements to the common areas of the Real Property or of the Building, that benefit only this Tenant, or this Tenant and some but not all other tenants at the Real Property, then Landlord may, in its reasonable discretion, apportion the cost of such repairs or replacements among only those tenants benefitted thereby. This Tenant's share of such costs shall be calculated by dividing the total square footage of the Premises by the total rentable square footage of the Building or the Real Property that is also benefitted by the repair or replacement in question, and multiplying the cost of said repair or replacement by that percentage. Amounts due to the Landlord for such costs shall be payable at any time upon demand, or may be included in the annual reconciliation provided for in Section 9.4 above; if such costs are included in the annual reconciliation, they shall not be subject to the cap set forth in Section 9.5 above.

        9.7 Limitation and Survival: In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Section 9 result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent becoming due prior to the end of the Term, and Landlord's obligation to credit to Tenant any amount referred to in this Section 9, for the final year of the Term, shall survive the Termination Date.

        10. HEATING, VENTILATION AND AIR CONDITIONING.

        10.1 As set forth in Exhibit C, Landlord shall be responsible for placing the heating, ventilating and air conditioning systems in good working order within sixty (60) days following the Commencement Date. Landlord shall have the entire system inspected, and shall make the necessary repairs and replacements. Within ten (10) days following the Commencement Date, Landlord shall provide to Tenant a copy of the inspection report and service report for the entire system. Thereafter, once Landlord has done any work necessary to place the systems in good working order, throughout the Term of this Lease Tenant shall maintain in effect a service contract for all heating, ventilating and air conditioning equipment that services the Premises, and Tenant shall be fully responsible for any and all necessary repairs and maintenance to same during the Term.

        10.2 If at any time during the Term of this Lease, any components of the heating, ventilating and air conditioning systems servicing the Premises should require replacement, Landlord shall make any necessary replacements, and the cost thereof shall be passed through to the Tenant, amortized over the useful life of the replaced item, and including interest at the prime rate plus one (1%) percent per annum, as published in the Wall Street Journal on the first day of the month following the date that the replacement in question was completed.

        11. UTILITIES; TRASH REMOVAL; RECYCLING.

        11.1 Tenant shall pay when due all charges for utilities supplied, i.e., water, sewer, gas and electricity, including utilities for Tenant's heat, ventilation and air conditioning requirements, to or for the benefit of the Premises. If the Premises are separately metered, Tenant shall maintain its own accounts with the suppliers of these utility services, and payment shall be made directly to the supplier. If there is no separate metering, all applicable charges will be paid to Landlord by Tenant, as Additional Rent.

        11.2 Tenant shall arrange and pay for its own refuse removal in accordance with any reasonable plan set by Landlord for this Real Property. Tenant shall fully comply with all state, county and municipal laws regulating refuse disposal and recycling.

        12. RULES AND REGULATIONS.

        12.1 The Rules and Regulations attached hereto as Exhibit E are expressly made a part hereof. Tenant agrees to comply with such Rules and Regulations and any reasonable amendments, modifications or additions thereto as may hereafter be adopted and published by notice to Tenant, and to cause its concessionaires, agents, contractors and employees to comply therewith, and that the violation of any of the material Rules and Regulations by any of them shall constitute a default by Tenant under this Lease. Tenant shall use its reasonable efforts to cause its customers, invitees and licensees to comply with the Rules and Regulations. Further, Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Real Property of any of the Rules and Regulations.

        12.2 The Tenant shall be permitted to use the Parking Spaces in the parking area of the Building of which the Premises form a part. There shall be no charge for the use of these Parking Spaces. The Landlord reserves the right from time to time to make reasonable rules and regulations as in its judgment may be desirable for the safety, care and cleanliness of the parking lot and for the preservation of good order therein, and when so made and notice thereof has been given to the Tenant, such rules and regulations shall have the same force and effect as if originally made a part of this Lease.

        13. ENTRY.

        13.1 Landlord's Right of Entry: Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours, and upon not less than twenty-four (24) hours notice except in the event of an emergency, for the following purposes:

        (a) Examining the Premises and making such repairs or alterations therein as may be necessary in Landlord's reasonable judgment for the safety and preservation thereof, there being no obligation, however, upon Landlord to make such examination and repairs.

        (b) Erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises.

        (c) Showing the Premises to prospective new tenants during the last six
(6) months of the Term, or to any present or future mortgagees at any time.

        13.2 Notices: Landlord shall give Tenant reasonable prior written notice of at least 48 hours, before commencing any non-emergency repair or alteration.

        13.3 Emergencies: Landlord may enter upon the Premises at any time in case of emergency, without prior notice to Tenant.

        13.4 No Eviction: In exercising any of its rights under this Section 13, the Landlord shall not be deemed guilty of an eviction, partial eviction or disturbance of Tenant's use or possession of the premises and shall not be liable to Tenant for same, except in the event of the negligence or willful misconduct of Landlord or its agents, employees or contractors.

        13.5 Interference: All work performed by or on behalf of Landlord in or on the Premises pursuant to this Section 13 shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not to unreasonably interfere therewith.

        13.6 Damages: The Landlord shall be responsible for any damages to the Tenant's property or business incurred by the Tenant due to the negligence or improper conduct of the Landlord or any of the Landlord's agents, servants, employees, invitees, contractors, etc. who have entered the Premises under this
Section 13, but nothing hereunder shall afford Tenant the right to withhold any rent.

        14. MAINTENANCE

        14.1 Maintenance by Tenant:

        (a) The Tenant shall take good care of the Premises and at the Tenant's own cost and expense, make all repairs and replacements, including painting and decorating, and shall maintain the Premises in good condition and state of repair, and at the end of the Term hereof, shall deliver up the rented Premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways, and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash and refuse.

        (b) In case of the destruction of or damage of any kind whatsoever to the said Premises, caused by the negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants or assignees, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Premises, as speedily as possible, at the Tenant's own cost and expense.

        14.2   Maintenance by Landlord:

        (a) Landlord shall be responsible for all Structural Repairs when required, and maintain and make repairs to the common areas, and the exterior of the Building, all of which work shall be done by Landlord. The cost of Structural Repairs other than repairs to the roof, shall not be included in Landlord's Common Charges. All other repairs made by Landlord, including repairs to the roof, shall be included in Landlord's Common Charges subject to the provisions of Section 9 above. Provided, however, that if the need for such repair work arises out of the negligence or improper conduct of the Tenant, its agents, employees, guests, licensees, invitees, subtenants, or assignees, the Tenant shall be fully responsible for the necessary repairs or restoration of any structural damage, damage to the common areas, and/or damage to the exterior of the Building, and Tenant shall cause the same to be repaired or restored as quickly as possible, at Tenant's own cost and expense.

        (b) Landlord's obligation to keep the sidewalks and parking area free of snow and ice shall be strictly limited to reasonable activity considering the weather, the availability at such time and under then existing circumstances of men and equipment, and other factors outside the control of Landlord.

        15. ALTERATIONS.

        15.1 Changes and Additions. Tenant shall make no changes or additions in or to the Premises of any nature without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord consents to Tenant's proposed alterations, installations, and/or additional improvements in or to the Premises (collectively "Alterations"), then in that event Landlord shall cause such alterations to be completed in a good and workmanlike manner at Tenant's sole cost and expense. The initial fit up work completed for Tenant in accordance with Exhibits C and D, excluding the conductive floor tile installed in the Premises, shall become the property of the Landlord and be surrendered with the Premises upon the expiration or sooner termination of this Lease. All subsequent Alterations shall, at the option of the Landlord, become the property of the Landlord and shall be surrendered with the Premises as a part thereof upon the expiration or sooner termination of this Lease. Provided, however, that with respect to all subsequent Alterations, at the time Landlord consents to the making of same, it may condition its consent upon the Tenant's agreement to remove such Alterations and restore the Premises to their prior condition, at the expiration or earlier termination of this Lease, at Tenant's expense.

        15.2 Trade Fixtures and Equipment. Nothing in this Section 15 shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment. On or before the Termination Date, the Tenant shall remove its trade fixtures, furniture and equipment, at Tenant's own expense, and Tenant shall repair any damage caused by such removal. Tenant shall be entitled, but not required, to remove the conductive floor tile, at Tenant's own expense, and Tenant shall repair any damage cause by such removal and restore the flooring beneath the conductive floor tile to its prior, usable condition.

        15.3 Abandoned Property. All property permitted or required to be removed at the end of the Term and remaining on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

        15.4 Permits: Prior to the commencement of any Alterations, Landlord shall obtain at Tenant's cost all required permits, approvals and certificates required by all governmental authorities and upon completion of the Alterations, certificates of final approval thereof. Landlord shall deliver to Tenant promptly upon its receipt duplicates of same. Landlord shall carry and will cause its contractors and subcontractors to carry sufficient workmen's compensation, general liability, personal and property damage insurance.

        16. TRANSFERS OF TENANT'S INTEREST.

        16.1 Prohibition: Tenant shall not assign this Lease or sublet all or part of the Premises, or permit all or part of said Premises to be used by others, without first obtaining the prior written consent of the Landlord. Except as otherwise permitted in this Section 16, Landlord shall not unreasonably withhold, condition or delay its consent to a proposed assignment or subletting. In addition, the Tenant shall not mortgage or otherwise encumber, or permit to be encumbered, its right, title and interest under this Lease or in and to the Premises or both.

        16.2 Consent: Landlord shall not be required to consent to Tenant's assigning this Lease or subletting all or a part of the Premises if:

        (a) Tenant shall be in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of any notice or request for consent under the terms of this Section 16 or and on the effective date of such subletting or assigning; or

        (b) If the proposed tenant shall be or shall seek to use any portion of the Premises for a use not consistent with other uses in the Building, or which violates any exclusive use granted to any other tenant of the Real Property.

        16.3 Consent Procedure: If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord the name of the proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed tenant's business, and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require. Upon receipt of such request and information from Tenant, Landlord shall have the option to be exercised in writing within thirty (30) days after such receipt, to do one of the following:

        (a) Cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Premises; or

        (b) If the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion; or

        (c) To grant said request; or

        (d) To deny the Tenant's request.

In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the cancellation, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet in the Rentable Area of the Premises. In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease, to the extent of the affected portion of the Premises. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee shall be delivered to Landlord not less than five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

        16.4 Corporate or Partnership Transfers. If the Tenant is a privately held corporation, a limited liability company, an unincorporated association or partnership, or any other entity formed, in part, for the limiting of potential liability, the cumulative or aggregate transfer, assignment or hypothecation of fifty percent (50%) or more of the total stock or interest in such entity shall be deemed an assignment or transfer within the meaning and provisions of this Section. This Section shall not, however, apply to transactions with (i) any entity formed by Tenant, provided that Tenant owns or beneficially controls a majority of the outstanding ownership interest in such entity, (ii) any parent, subsidiary, or affiliate entity of Tenant, (iii) any person or entity that acquires all or substantially all of Tenant's assets or stock, or (iv) any entity with which Tenant merges or consolidates, regardless of whether Tenant is the surviving entity, provided that, in any of such events:

        (a) The successor of Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to that which is reasonably required to perform its financial obligations under this Lease (whether or not comparable to the net worth of the original tenant;

        (b) Proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction; and

        (c) Any assignment, sublease or transfer shall be subject to all of the terms and provisions of this Lease, and such assignee, sublessee or transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment, sublease or transfer, all the obligations of Tenant under this Lease.

        In addition, an assignment or sublet shall not include, and Landlord's consent shall not be required for, (i) any initial or subsequent public offering by Tenant, or (ii) if Tenant is a public company, any sale or transfer of Tenant's stock or the sale or transfer of Tenant's stock to take Tenant private.

        16.5 Costs of Assignment: Tenant shall reimburse Landlord, promptly on demand, for Landlord's reasonable costs (including attorney's fees) incurred in conjunction with the processing and documentation of any such transfers of Tenant's interests pursuant to this Section, not to exceed $2,500.00.

        16.6 Tenant not Released: In no event shall any assignment, subletting or transfer to which Landlord may consent, or to which Landlord's consent is not required, release or relieve Tenant from its obligations to fully perform all of the terms, covenants and conditions of this Lease on its part to be performed for the balance of the Term, but excluding any then unexercised option or extension periods.

        17. SURRENDER.

        On the Termination Date, or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date, ordinary wear and tear, loss by fire, casualty and other causes beyond Tenant's control, and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day next preceding said date.

        18. HOLDING OVER.

        If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at such maximum annual rent as is allowed by N.J.S.A. 2A:42-6, AND upon all other terms and conditions of this Lease, and shall continue to be such month-to month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises.

        19. TENANT ELECTRIC.

        19.1 The electric service to the Premises may be separately metered at Tenant's expense, or submeters for a computerized measuring system known as "EMON" shall be installed to measure this Tenant's electric usage. Tenant shall advise Landlord promptly of its preference, and Landlord shall cause this work to be done. If Tenant opts for the EMON system, then its electric usage shall be calculated and payable in the manner hereinafter set forth in Section 19.2. Tenant may subsequently request that the Premises be separately metered, and Landlord shall then cause this work to be done at Tenant's expense. At such time that the Premises are separately metered, Tenant's electric service shall be billed directly to Tenant by the utility company.

        19.2 Unless and until the Premises are separately metered, the Landlord shall compute the Tenant's use of electricity via a computerized measuring system known as "EMON", and shall compute the cost thereof for the quantity so determined at prevailing retail rates taking into consideration all factors, including but not limited to peak demand usages. Tenant shall pay to Landlord the cost of such electric energy on a monthly basis, on the first day of each month in advance, initially in the amount set forth in Section 2.13 above, which monthly estimated amount may be modified based upon actual billings as they are received. Landlord shall submit to Tenant the results of its electric measuring computation on a periodic basis, and shall reconcile the amounts owed with the amounts paid by Tenant, and the same shall be deemed binding upon Tenant unless Tenant shall object to same within forty-five (45) days of the date that Landlord shall furnish Tenant with the results of the computation.

        19.3 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity, or for any other reason other than Landlord's fault, negligence or failure to perform its obligations under this Lease, or that of its agents, employees or contractors.

        19.4 Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers, i.e. additional electrical lines necessary to deliver electric energy from its point of entry into the Building to the Premises, or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

        20. QUIET ENJOYMENT.

        Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Section 23, free from any interference whatsoever by, from or through the Landlord. Provided, however, that under no circumstances does Landlord's violation of this Section 20 entitle or authorize the Tenant to withhold all or any part of the Basic Rent or Additional Rent to which Landlord is otherwise entitled, nor shall any such violation entitle or authorize the Tenant to any abatement or deduction in the said rent; but Tenant's sole remedy to obtain compensation or relief in regard to any such violation shall be by the institution of an appropriate civil action against the Landlord, or such equitable remedies as Tenant shall demonstrate that it is entitled to, including, without limitation, mandatory or prohibitive injunction.

        21. AIR AND LIGHT.

        This Lease does not grant any right to air and light. However, at no time shall Landlord build any improvements over or on top of the Premises.

        22. DEFAULT.

        22.1 Event of Default: Each of the following shall constitute an event of default hereunder:

        (a) The filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement or for relief under any bankruptcy or insolvency laws;

        (b) The commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal law or statute for relief of debtors;

        (c) The making by Tenant of an assignment for the benefit of creditors;

        (d) Intentionally omitted.

        (e) The filing of a tax lien or a mechanics' lien against any property of Tenant in the Premises only;

        (f) Failure by Tenant to pay Landlord within five (5) days after written notice, provided, however, that Tenant shall be entitled to written notice not more than twice in any twelve (12) month period, and this notification requirement shall not effect the imposition of late charges, of Tenant's obligation to pay the Basic Rent, the Additional Rent herein reserved, or any other sum required to be paid by the terms of this Lease;

        (g) The creation or imposition of a lien or encumbrance on or against the Tenant's interest under this Lease or in or to the Premises whether or not the Tenant consents thereto;

        (h) A failure by Tenant to perform any non-monetary term, covenant, agreement or condition of this Lease on the part of Tenant to be performed, after written notice thereof and allowing Tenant a minimum of thirty (30) days to cure, or such longer time period as is reasonably required in the exercise of due diligence.

        22.2 Rights and Remedies Upon Default: If an event of default occurs, Landlord shall be entitled to take such action as it deems advisable, from time to time, under any one or more of the provisions of this Section 22.2.

        (a) Landlord may proceed in a commercially reasonable manner, at law or in equity, to enforce the provisions of this Lease or to collect damages for the breach thereof, or both;

        (b) Landlord may notify Tenant that this Lease shall terminate on a date specified in the notice, and this Lease shall terminate on the date so specified; notwithstanding such termination, Tenant's liability for its failure to comply with any provision of this Lease shall continue, provided that Landlord shall make reasonable efforts to mitigate its damages;

        (c) Landlord may re-enter the Premises and any improvements located thereon, may repossess itself (by summary proceedings, ejectment or other legal proceedings), may dispossess Tenant, and may remove Tenant from the Premises, without further notice to Tenant following the expiration of cure periods set forth in Section 22.1; and Tenant waives any right to the service of any notice of Landlord's intention to re-enter provided for by any present or future law;

        (d) Landlord may relet the Premises, as a whole or in part, for such term or terms (which may be greater or less than the period which would have constituted the balance of the Term if the Lease had not been terminated) and on such conditions (which may include concessions or free rent) as are commercially reasonable in the exercise of diligence by Landlord and provided that Landlord shall make reasonable efforts to mitigate its damages. Any commercially reasonable expenses of reletting the Premises such as brokers' fees, advertising, decorating, repairs, replacements and alterations shall be payable by Tenant as Additional Rent;

        (e) The Landlord may remove any subtenant of the Tenant from the Premises, or at Landlord's election, may take over any or all subleases and collect the rent and other charges due under any subleases;

        (f) Intentionally omitted.

        (g) Intentionally omitted.

        22.3 Advances, Etc. by Landlord: If any event of default occurs, Landlord may pay any amount payable by Tenant under any provision of this Lease or comply with any provision of this Lease on the part of Tenant to be complied with, and make such expenditures in connection therewith as are commercially reasonable; and Tenant shall pay Landlord on demand, in addition to Basic Rent, each amount so paid or expended by landlord, with interest calculated at the prime rate plus two (2%) percent per annum of First Union National Bank, for the applicable time period; but no such payment or compliance by Landlord shall constitute a waiver of Tenant's failure to make such payment or to comply with such provision, or affect any right or remedy of Landlord with respect thereto. Each such payment by Landlord shall be deemed Additional Rent due from Tenant under this Lease.

        22.4 Additional Remedies, Waivers, Etc.: With respect to the rights and remedies of, and waivers by, Landlord:

        (a) The rights and remedies of Landlord under Section 22.2 shall be in addition to every other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative and not exclusive one of the other; and Landlord may exercise such rights and remedies at such times, to such extent, and as often, as is commercially reasonable, and without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another;

        (b) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time;

        (c) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same, or constitute a waiver of, or acquiescence in, a default;

        (d) No waiver of a default shall extend to or affect any other default or impair any right or remedy with respect thereto;

        (e) No action or inaction by Landlord, whether it be the acceptance of Basic Rent or otherwise, shall constitute a waiver of a default; and

        (f) No waiver of a default shall be effective, unless it be in writing.

        23.    SUBORDINATION, NONDISTURBANCE, ATTORNMENT, AND ESTOPPEL
CERTIFICATES.

        23.1   Subordination, Nondisturbance, and Attornment:

        (a) Nondisturbance Agreement. Within thirty (30) days following the Commencement Date hereof, Landlord shall secure from all mortgagees, lienholders and any ground lessors that have property rights affecting the Premises, an appropriate form of subordination, nondisturbance and attornment agreement, stating that so long as Tenant is not then in default hereunder, it will not be named as a defendant in any foreclosure action, and in such event, Tenant may continue in possession of the Premises undisturbed, notwithstanding any foreclosure or other action that may be brought and would affect Landlord's right to possession of the Real Property. Landlord shall also secure an appropriate form of subordination, nondisturbance and attornment agreement for Tenant's benefit, from all future mortgagees, lienholders and ground lessors.

        (b) Subordination. Tenant agrees that this Lease is and shall be subject and subordinate to the lien of any mortgages that may now or hereafter be placed upon the Real Property, and to all present or future advances under the obligations secured thereby, and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by such mortgages from time to time. Said subordination shall have the same force and effect as if such mortgages and any such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the execution of this Lease.

        (c) Attornment. Tenant agrees that in the event of a foreclosure of any mortgage by the lender holding same, or the acceptance of a deed in lieu of foreclosure by the lender, or any other succession of said lender to fee ownership, Tenant will attorn to and recognize that lender as its landlord under this Lease for the remainder of the term of this Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in this Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease following any such foreclosure or proceeding in lieu thereof. To the extent not prohibited by law, Landlord and Tenant hereby waive the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Landlord or Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Landlord and Tenant hereunder, in the event any foreclosure proceeding is brought, prosecuted or completed.

        (d) Further Assurances. The provisions of this section shall be self-operative and no further instrument shall be required; provided, however, in confirmation thereof Landlord and Tenant shall execute such further assurances as may be required from time to time. Refusal by the Landlord or Tenant to execute such instruments within ten (10) business days of written request shall entitle the other party to the option of declaring a default hereunder, and/or seeking monetary damages and/or injunctive relief.

        23.2 Estoppel Certificates: Within ten (10) business days after either party shall have requested the same, the other party (as applicable below) shall deliver a certificate to it certifying:

        (a) The Tenant has accepted the Premises, has made no advancement for or on behalf of the Landlord for which it has a right to deduct from or offset against future rentals as of the date of certification and has not paid rent for more than one month in advance of the month in which certificate is made;

        (b) The Lease is in full force and effect, free from any default by either party, and has not been changed, modified or amended except as stated in the certification;

        (c) The Tenant's Premises as shown on Exhibit A has been substantially completed as per the work, etc., required by Exhibits C and D;

        (d) If a corporation, Tenant's Board of Directors has duly authorized execution of the lease and other documents; and

        (e) Any other provisions as may be reasonably requested by a mortgagee provided any such additional provisions do not vary the terms of this Lease in any material manner.

        24. CASUALTY AND CONDEMNATION.

        24.1 Damage by Fire or other Casualty: If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant, or its servants, agents, employees, invitees or licensees the following shall apply:

        (a) Except as otherwise provided in subsection (c) hereof, the damage shall be repaired by and at the expense of Landlord (which expense will not be included as part of Landlord's Operating Expenses), and if any of the Premises is unusable, the Basic Rent and Additional Rent shall be equitably apportioned according to the part of the Premises which continues to be usable by Tenant, in Tenant's reasonable discretion, provided that the remainder of the Premises shall be suitable for the conduct of Tenant's business, until such repairs shall be made. Notwithstanding anything below, Tenant shall not pay rent if Tenant cannot use the space. Tenant shall, in its discretion, repair or replace its own furniture, furnishings and equipment.

        (b) If the Premises are totally damaged, or are rendered wholly untenantable, or if Landlord's architect certifies that the damage cannot be repaired within one hundred eighty (180) days of the casualty, or if Landlord shall decide not to restore or repair the same only during the last eighteen
(18) months of the Term, then either party shall be entitled to terminate this Lease upon written notice to the other, received within thirty (30) days following such determination. If either party elects to terminate, the Term shall expire as of the date of the casualty loss and Tenant shall vacate the Premises and surrender the same to Landlord.

        (c) If the Premises are to be repaired and restored, Landlord shall complete the repair and restoration of the Premises within six (6) months from the date of the casualty, subject, however, to Excusable Delays. If the Premises are not repaired or restored within said period plus extensions for Excusable Delays, Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within thirty (30) days after the expiration of the aforesaid six (6) month period, as extended.

        (d) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed at Landlord's expense.

        (e) Nothing in this Section 24.1 shall require or obligate Landlord to repair or replace any of Tenant's personal property, trade fixtures or Alterations.

        24.2 Condemnation: If the Premises shall be acquired by eminent domain proceedings, or conveyance in lieu thereof, (a "Taking"), the Term shall cease and terminate from the date possession of the taken area is transferred to the condemnor. If only a portion of the Premises or the Building or Tenant's parking shall be so acquired or condemned and such taking materially interferes with Tenant's ability to conduct its business, this Lease shall cease and terminate. If, however, Tenant may continue to conduct its business without material interference in the remaining portion of the Premises, then this Lease shall not terminate and an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. In the event of Taking, whether or not this Lease terminates, Tenant shall have no claim against Landlord for the value of any unexpired Term or any other losses resulting from the Taking (other than for the adjustment of the Basic Rent and Additional Rent as herein before mentioned), nor shall Tenant be entitled to any portion of any amount that may be awarded as damages or paid as a result of such proceedings or for a conveyance resulting from any agreement made by the condemning authority with Landlord. Notwithstanding the foregoing, Tenant shall be entitled to pursue a separate award from the condemning authority for all damages suffered by Tenant in connection with any Taking.

        25. CHANGES SURROUNDING BUILDING.

        This Lease shall not be affected or impaired by any change in any sidewalk, alley or street, parking (so long as Tenant's parking is not diminished) or common areas adjacent to or around the Building or by changes to any other buildings on the Property, so long as Tenant shall have access to its parking and to the Building, and so long as Tenant's rights under this Lease shall not be frustrated or diminished thereby.

        26. TENANT'S PROPERTY.

        26.1 The Tenant hereby assumes the risk of loss or damage, including all consequential losses and damage, to any real or personal property, constructed, used, kept, placed, or stored by



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

Tenant in or at the Premises, or real or personal property used, kept, placed, or stored by Tenant in or at other property of the Landlord of which the Premises form a part, including the Real Property, caused by fire, water, theft, war, vermin, flood or any other casualty or peril normally included in multi-peril all risk insurance with minimum allowable specific peril or casualty exclusions, agrees not to look to the Landlord or its allied or affiliated corporations, partnerships, or individuals for indemnification for the same, and hereby releases the Landlord from any liability for any such loss or damage, provided that such loss or damage shall not have been caused by or attributable to the negligence or misconduct of Landlord or its agents, employees or contractors. Except as provided in the preceding sentence, the Tenant agrees to look solely to third parties, its insurer, if any, or itself for compensation for such loss or damage.

        26.2 Tenant may look to Landlord for indemnification for damages caused by the gross negligence or willful misconduct of Landlord or its agents, servants, employees, invitees, contractors, etc., if the resulting loss and damages are not covered by Tenant's commercially acceptable business insurance policy.

        27. NOTICE.

        All notices required under the terms of this Lease shall be sent by personal delivery, reputable overnight courier (e.g., Federal Express), or by mailing such notices by certified or registered mail, return receipt requested, to the Landlord at the address shown at the head of this Lease, and to Tenant at the Premises, or to such other address of the Landlord or Tenant as may be designated by them in writing, which notice of change shall be given in the same manner. Copies of all notices from Landlord to Tenant shall simultaneously be sent to Smartflex Systems, Inc., 14312 Franklin Avenue, P.O. Box 2085, Tustin, California 92781-2085, Attention: Joe Pendergrass. Facsimile machine transmission of notices is not deemed adequate notice or service. Notices sent by personal delivery shall be effective upon actual receipt at the address of the addressee. Notices sent by overnight courier shall be effective as of the day following the date deposited with the courier service for next day delivery. Notices sent by certified mail or registered mail shall be effective as of the date that is three (3) days after the date deposited with and postmarked by the U.S. Postal Service, properly addressed, with postage thereon prepaid.

        28. DISCLAIMER BY AND INDEMNIFICATION OF LANDLORD.

        Subject to the provisions of Section 13.6 and other provisions of this Lease or applicable law relating to the negligence or misconduct of Landlord or its employees, agents, contractors, etc., the Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Premises and Real Property, by reason of any existing or future condition, defect, matter or thing in the Premises or Real Property, or for the acts, omissions or negligence of other persons or tenants in and about the Premises and the Real Property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons, occurring in or about the Premises and the Real Property, provided that such liability is attributable to the negligence or misconduct of Tenant or its employees, agents, contractors, etc.

        29. INSURANCE.

        29.1 Tenant shall provide on or before the Commencement Date for the benefit of Landlord and Tenant a normally commercially available comprehensive policy of liability insurance insuring against accident on or about the Premises and the Real Property or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonable satisfactory to Landlord, and the limits of liability thereunder shall not be less than the amount set forth in Section 2.14 hereof for personal injury, including death, in respect of any one person, in respect of any one occurrence, and in respect of property damage. Such insurance may be carried under a blanket policy covering other locations of Tenant, if any. Landlord shall be named insured under such policy. Prior to the time such insurance is first required by this Section 29 to be carried by Tenant, and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord a certificate evidencing such insurance, which certificate shall provide that such insurance may not be canceled except upon thirty (30) days prior notice to Landlord. Upon failure at any time on the part of Tenant to procure and deliver to Landlord the certificate of insurance, as hereinabove provided, with evidence that the premium has been paid, from the issuing company at least fifteen (15) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as an Event of Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease.

        29.2 In no event shall Tenant be required to obtain or pay for flood and/or earthquake insurance.

        29.3 Landlord and Tenant waive all rights of recovery against each other for any loss, damages or injury of any nature whatsoever to property or persons, for which the waiving party is insured. In addition, during the Term, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage, a waiver of subrogation in favor of the other party from its then current insurance carriers, and shall upon written request of the other party furnish evidence of such currently effective waiver of subrogation, which shall be in customary form.

        30. TENANT'S LIABILITY.

        In addition to the other obligations and liabilities of the Tenant set forth herein, Tenant shall reimburse Landlord for all expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, its agents, servants, employees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, and licensees in the use or occupancy of the Premises or the Common Areas. Any such expense, if any, which Tenant is required to pay to Landlord shall be deemed Additional Rent, due on the first day of the next calendar month after it is incurred.

        31. SECURITY DEPOSIT.

        31.1 Use and Disposition: If an event of default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to any damages or deficiency accruing before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant without interest within thirty (30) days after the Termination Date and after delivery of possession of the entire Premises to Landlord.

        31.2 Transfer of Deposit: In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, provided that in each instance, Tenant has received a written notice (i) of the transfer or assignment and (ii) that the transferee or assignee has received or been credited with the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or lessee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        32. MISCELLANEOUS.

        32.1 Reservation of Rights: Landlord reserves the following rights:

        (a) Intentionally omitted.

        (b) To maintain pass keys to the Premises;

        (c) To enter upon the Premises (upon not less than twenty-four hours advance notice except in the event of an emergency) and exercise the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises;

        (d) The Landlord shall not exercise its rights hereunder unless the Landlord's activities will not interfere with the use and occupancy of the Tenant and unless the Tenant has failed to object after reasonable notice in writing by the Landlord.

        32.2 Mechanics' Liens: Any mechanics', materialmen's, or laborer's lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or otherwise removed by Tenant, at Tenant's expense, within ten (10) days.

        32.3 Notice of Fire and Accidents: Tenant shall give Landlord immediate notice in case of fire or accident on the Premises or, if involving Tenant, its servants, agents, employees, invitees, or licensees, in the Building or on the Real Property.

        32.4 Signs: Tenant shall be permitted to use the middle third of the space on the two main directory signs located on Route 36 and Eatontown Boulevard. Tenant may also place a sign at the entrance to their Premises, and on the Building. The size, style and exact location of all signs shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and to the applicable limitations and requirements of the West Long Branch land use ordinances.

        32.5 Force Majeure:

        (a) If by reason of an Excusable Delay, including, without limitation, a strike, labor troubles or other causes beyond Landlord's control, or governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, such failure shall be excused on a day for day basis, and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall abate during that time period to the extent that they cannot use the Premises.

        (b) If by reason of an Excusable Delay, including, without limitation, a strike, labor troubles or other causes beyond Tenant's control, or governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Tenant shall be unable to fulfill its obligations under this Lease, such failure shall be excused on a day for day basis, for the period of time during which the condition in question persists.

        32.6 Broker: Landlord and Tenant represent to each other that they have not dealt with any real estate broker in connection with this Lease, other than the Broker listed in Section 2.2 hereof. Landlord shall be responsible for the payment of commissions to the broker listed in Section 2.2 hereof. Landlord and Tenant shall indemnify and hold each other harmless of and from any and all claims, liabilities, costs or damages that the other party may incur as a result of their breach of this representation.

        32.7 Construction: The following rules shall be employed in interpreting this Lease:

        (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants;

        (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires;

        (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of the Landlord or Tenant requires;

        (d) No remedy or election given by an provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided;

        (e) If, and to the extent that, any of the provisions of any Exhibits to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, such conflict shall be resolved in favor of this Lease and with said Rules and Regulations.

        (f) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease;

        (g) Intentionally omitted.

        (h) This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey;

        (i) Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "As Is" condition except as otherwise expressly set forth. Landlord shall have no obligation, expressed or implied, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant; and

        (j) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

        32.8 No Recordation: Tenant shall not record this Lease or a memorandum hereof.

        32.9 Landlord's Liability: Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that there shall be no personal liability on the part of the Landlord, its successors or assigns, with respect to any of the terms, provisions, covenants and conditions of this Lease, and that Tenant shall look solely to the estate, property and equity of Landlord in the Real Property, subject to the prior rights of any mortgagee or ground lessee, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, provisions, covenants and conditions of this Lease to be performed by Landlord, and for any other reason whatsoever. This exculpation of personal liability shall be absolute and without exception.

        32.10 Building Maintenance: Landlord agrees in good faith to maintain the Building in a commercially reasonable manner for a manufacturing and research and development facility with office space.

        32.11 Waiver of Jury Trial: Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

        33. TRANSFER OF LANDLORD'S INTEREST.

        If the Landlord hereinbefore named in this Lease, or a successor Landlord, as hereinafter defined, transfers title to the Premises, Building or Real Property, or leases the Real Property to another, and in connection therewith assigns this Lease to such transferee or lessee, then from and after the date of such assignment, provided that the transferee or lessee shall have assumed Landlord's obligations in writing, it shall be the successor Landlord, all of the obligations of the Landlord shall devolve upon its successor and the Landlord or successor Landlord making the transfer or lease and assignment shall be entirely freed and relieved of all of the thereafter accruing obligations of the Landlord herein.

        34. MANAGING AGENT.

        34.1 Designation of Managing Agent: The parties hereby acknowledge that at this time and until further notice, G.B. Ltd. Oper. Co., Inc., shall be the managing agent for the Landlord. All payments of rent and additional rent and any other payments required under the terms of this Lease shall be made payable to 185 Monmouth Parkway Associates, L.P., and shall be delivered c/o G.B. Ltd. Oper. Co., Inc., 63 West Main Street, P.O. Box 5008, Freehold, New Jersey 07728. Furthermore, the Tenant shall direct all written communication with respect to this tenancy to G.B. Ltd. Oper. Co., Inc., at the aforementioned address, or otherwise by telephoning (732) 780-8888.

        34.2 Change of Managing Agent: At any time and from time to time during the term of this Lease, Landlord may designate a different firm or entity as managing agent, and/or Landlord may change its directions to Tenant as to where Basic Rent and Additional Rent payments shall be made. Landlord shall send Tenant advance written notice, advising of any such changes in managing agent or rent payment instructions.

        35. LANDLORD'S RIGHT TO MODIFY.

        Anything contained in the within Lease to the contrary notwithstanding, it is specifically understood and agreed by and between the parties hereto that Landlord retains the sole and uncontrolled right and discretion to vary, modify or alter the size of the Property and/or the buildings, to add thereto or to subtract therefrom, or to make any modifications thereto, additions thereto, deletions therefrom or expansion thereof as Landlord may in its sole discretion elect to do; provided always, however, that no such variation, modification, or alteration shall operate so as to affect the Premises in such a way as would vary, modify or alter the size thereof or as would materially and adversely affect Tenant's use and enjoyment thereof or of the common areas associated therewith, or Tenant's parking areas. Landlord retains and shall retain in its sole discretion the right to enlarge or diminish the common areas.

        36. USE OF HELIPORT.

        Landlord and Tenant acknowledge that situate on the Property is a helipad/helistop. This Lease does not give Tenant any rights to use the heliport. If Tenant so desires to utilize the heliport, Tenant must make separate arrangements with Landlord.

        37. CORPORATE TENANTS.

        In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of New Jersey; all of Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

        38. GUARANTY.

        If this Lease shall have been guaranteed, any such guaranty shall be deemed a material part of the consideration for Landlord's execution of this Lease. If the guarantor under any such guaranty is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes or is the subject of any proceeding under the Bankruptcy Act or other similar law for the protection of creditors (or, if the guarantor is a partnership or consists of more than one person or entity, or if any partner of the partnership or such other person or entity is or becomes bankrupt or insolvent, institutes any such proceeding, or makes an assignment for the benefit of creditors), then Landlord shall have the option to terminate this Lease upon thirty (30) days' written notice unless Tenant, within such thirty (30) day period, provides Landlord with either (i) a substitute or additional guarantor satisfactory to Landlord and any mortgagee of Landlord, or (ii) adequate assurance of the performance of each and every obligation of Tenant hereunder, satisfactory to Landlord and such mortgagee, provided, however, that no such termination of this Lease shall become effective without the prior written consent of such mortgagee.

        39. SUBMITTAL OF FINANCIAL STATEMENT

        At any time and from time to time during the term of this Lease, within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any mortgagee a current financial statement or such other financial information as may be reasonably required by any such party.

        40. NO PARTNERSHIP.

        Nothing herein contained, either in the method of computing Rent or otherwise, shall create between the parties hereto, or be relied upon by others as creating, any relationship or partnership, association, joint venture, or otherwise. The sole relationship of the parties hereto shall be that of landlord and tenant.

        41. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

        This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangement or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest.

        42. COSTS OF SUIT.

        If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the unsuccessful party shall pay the successful party its reasonable costs incurred in connection with and in preparation for said action, including its attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment, it being agreed that to be the successful party a party need not necessarily have recovered a judgment, but shall be that party which, in light of all the facts and circumstances of the case, shall be deemed to be without fault or to have a lesser degree of fault than the other party). Any such amounts due from Tenant to Landlord shall be considered as additional rent.

        43. SUBMISSION NOT AN OPTION.

        The submission of this lease for examination does not constitute an option or offer to lease the Premises described herein. This Lease shall have no binding effect on the parties unless and until it is executed by both Landlord and Tenant, and a fully executed copy is delivered to both parties.

        44. SUCCESSORS & ATTACHMENTS.

        44.1 The terms and conditions of this Lease and attachments shall inure to and be binding upon the parties hereto and their respective heirs or successors and assigns.

        44.2 The exhibits and other attachments to this Lease are the following:

        (a) Exhibit A - Floor plan of the building, showing the Premises area cross-hatched.

        (b) Exhibit B - Basic Rent Adjustment Formula

        (c) Exhibit C - Description of fit up work to be completed at Landlord's cost.

        (d) Exhibit D - Description of fit up work to be completed at Tenant's cost.

        (e) Exhibit E - Rules and Regulations.

        (f) Exhibit F - Fair Market Rent Formula

        IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

WITNESS/ATTEST:                     185 MONMOUTH PARKWAY ASSOCIATES, L.P.,
                                    LANDLORD,
                                    By:  185 M.P.A., Inc., General Partner

                                     By: /s/ CARL P. GROSS
    ----------------------------         -----------------------------------
                                             CARL P. GROSS, President

                                     SMARTFLEX NEW JERSEY INC.,
                                     TENANT

                                     By: /s/ JAMES C. COGAN
    ----------------------------         -----------------------------------
                                             JAMES C. COGAN
                                             VP and GM -- EMS 4/29/99

                                    EXHIBIT A

                             Floor Plan of Premises

                                    EXHIBIT B

                          Basic Rent Adjustment Formula

        On the first anniversary of the Commencement Date of this Lease, and thereafter on each annual anniversary date of this Lease, the total amount of annual Basic Rent due and the monthly payment amounts for the coming lease year shall be adjusted as follows:

        a. The percentage increase in the Consumer Price Index over the twelve-month period from sixteen months prior to the anniversary date to four months prior to the anniversary date shall be calculated.

        b. The total amount of Basic Rent to be paid for the then ending lease year shall be multiplied by this percentage increase in the Consumer Price Index to arrive at the rental increase. The resulting increase shall be added to the Basic Rent paid in the then ending lease year and the total sum shall constitute the new annual Basic Rent, which shall be payable in equal monthly installments on the first day of each month in advance.

        c. The Consumer Price Index that shall be used in calculating the increase shall be the Consumer Price Index for Urban Consumers (CPI-U), U.S. Cities Index All Items (1982-84=100.0).

        d. The annual percentage increases in Basic Rent provided for by this paragraph shall be cumulative.

        e. The increases in Basic Rent provided for by this formula shall be independent of any required increases in additional rent for increases in Tenant's apportioned percentage share of real property taxes, operating expenses, etc.

                                    EXHIBIT C

                 Fit up work to be Completed at Landlord's Cost

1. Construct a new exterior facade with windows and an entrance similar to the existing facade in front of the day care center, SRBI and GBT. The new facade will begin where the day care center facade ends, and will extend back to where Tenant's office area ends. Landlord will also install a canvas canopy, similar to the one by the entrance to the GBT space. Landlord will also construct a wall perpendicular to the end of the new facade, extending out to the end of the loading dock, to visually shield the loading area.

2. Within ten (10) days following the Commencement Date, Landlord shall provide to Tenant a copy of a current roof inspection report, showing the present condition of the roof and any repairs needed at this time. Within sixty (60) days following the Commencement Date, shall make any necessary repairs so as to assure that the roof is water tight.

3. Within sixty (60) days following the Commencement Date, assure that the HVAC systems serving the Premises are in good working order, as more particularly described in Section 10.1 of the Lease.

4. Remove piles of sand, dirt, metal and other debris behind the Building.

5. ADA access to the Premises will be provided. Landlord and Tenant shall jointly endeavor to minimize the necessary work, to the extent permitted by law and using the available facilities. If any work must be done to Buildings B or D, or to the common areas to comply with ADA access requirements, Landlord shall complete same promptly.

6. If and when it becomes necessary due to the rental of the remainder of Building D to a third party, Landlord shall construct demising walls.

                                    EXHIBIT D

                  Fit up work to be Completed at Tenant's Cost

        Construct and/or modify office space, a bathroom, a conference room and a cafeteria, subject to plans to be mutually agreed upon by Landlord and Tenant.

                                    EXHIBIT E
                              RULES AND REGULATIONS

        1. The common areas shall consist of the parking areas, sidewalks and canopies, exterior walls and windows, landscaped areas, streets, passenger vehicle roadways; interior passageways and concourses, service corridors, ramps and stairs not contained in any tenant's premises; telephone booths, public and common washrooms and service areas, and any other facilities available for common use, all as they may from time to time exist at the commencement of the term hereof and by addition and substitution by the Landlord thereafter. Landlord may at any time close any common areas to effect construction, repairs, alterations, additions or changes thereto, and may do such other acts in and to the common areas as in its judgment may be desirable or necessary to improve the utility thereof and, except in cases of emergencies, Landlord will endeavor to notify Tenant of any such closure. This right of the Landlord shall not be construed as an obligation of the Landlord to bear the cost of any such construction, repairs or renovations.

        2. The common areas shall be used by Tenant, its agents, employees, customers and invitees, in common with agents, employees, customers and invitees of Landlord and parties to whom the right to use the common areas has been granted by the Landlord, including the other tenants from time to time, provided that no other use of the common areas by others shall interfere with Tenant's use thereof.

        3. Tenant's right to use the common areas shall terminate upon the termination of this Lease by lapse of time or otherwise.

        4. Tenant shall not make any use of the common areas which shall interfere in any way with the use of the common areas by others.

        5. Tenant's use of all parking areas and other common areas shall be subject to the rules and regulations set forth herein and from time to time approved by the Landlord pursuant to the provisions of the Tenant's Lease. Tenant shall utilize the parking spaces designated by Landlord for the use of Tenant, its employees and agents, with respect to both commercial and non-commercial vehicles.

        6. Tenant shall not affix or maintain outside the Premises including the exterior of the glass panes and supports of the show windows, doors and the exterior walls of the Premises, or any place within the Premises if intended to be seen from the exterior of the Premises, any signs, advertising placards, names, insignia, notices, trademarks, descriptive material or any other such like item or items except such as shall have first received written approval of the Landlord as to size, type, color, location, copy, nature and display qualities.

        7. No awning or other projections shall be attached to the exterior walls of the Premises or the Building of which they form a part, without the prior written approval of the Landlord.

        8. No radio or television or other similar device shall be installed, and no aerial shall be erected on the roof, on exterior walls of the Premises or the Building, or on the grounds, without in each instance having obtained Landlord`s prior written approval, which approval Landlord may withhold in Landlord's sole discretion. Any such device or aerial so installed without such prior written approval shall be subject to removal without notice at Tenant's expense at any time.

        9. No loudspeakers, television sets, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

        10. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

        11. Tenant shall not place any merchandise or permit any obstructions in the service corridors, sidewalks, entrances, passages, courts, corridors, elevators or stairways.

        12. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without receiving the prior written consent of Landlord and forwarding copies of all such keys to Landlord (except as to safes and vaults of Tenant).

        13. The toilet rooms and urinals, wash bowls and other apparatus therein shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be placed therein; the expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, invitees, contractors or agents, shall have caused it.

        14. All keys of offices, rooms and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate or obtain such keys from any other sources. Upon termination of the Lease, Tenant shall deliver to Landlord the keys to the offices, rooms and toilet rooms which were previously furnished to Tenant, failing which Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by any unreturned key if Landlord deems it necessary to make such changes.

        15. Intentionally omitted.

        16. Tenant shall be responsible for assuring that doors to the Premises are not left unlocked during nonbusiness hours, except while moving furniture or other items in or out of the Premises.

        17. Tenant shall not canvass or solicit in the Building or the Real Property and Tenant shall cooperate to prevent any such canvassing and/or solicitation.

        18. Tenant and its authorized representatives and invitees shall not loiter in the parking or other Common Areas. They shall in no way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits; they shall use them only as ingress and egress from the work areas.

        19. Tenant and its authorized representatives and invitees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the Building or the Real Property, except in receptacles placed in it for that purpose.

        20. Tenant shall not make or permit any noise or odor which Landlord reasonably deems objectionable to emanate from the Premises and no person shall use the Premises as sleeping quarters, sleeping apartments or lodging rooms.

        21. Tenant shall obtain all permits or licenses necessary to conduct its business.

        22. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants or occupants of the Real Property or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Real Property or elsewhere.

        23. The plumbing apparatus shall not be used for any other purposes than those for which they were constructed, nor shall any sweepings, rubbish, rags, or any other improper articles be thrown into same.

        24. Tenant must, upon termination of its tenancy, return all keys for the Premises and the Building and appurtenances.

        25. Landlord will not be held responsible to the Tenant for loss or damage to property in the Leased Premises by theft or otherwise, occasioned wholly or in part by any acts or omissions of any employee or employees of the Landlord, except in the event of the negligence or misconduct of Landlord or its agents, employees and contractors. The Landlord will not be responsible for any articles delivered to or left with any employee of the Landlord.

        26. The Tenant shall give immediate notice to the Landlord of any incident or injury to the Leased Premises, including damage to water pipes, gas pipes or any other fixtures in the building.

        27. Maximum speed of vehicles in the parking areas is 15 miles per hour.

        28. The Tenant shall promptly report to the Landlord the presence of any insects or vermin in or around the Real Property. If such infestation is attributable to Tenant, Tenant shall promptly arrange for the necessary extermination and the repair of any damage caused by the infestation. If Tenant did not cause the infestation, the Tenant shall cooperate with the Landlord in admitting an exterminator of the Landlord's choosing for the purpose of exterminating any infestations that are found.

                                    EXHIBIT F

                            FAIR MARKET RENT FORMULA


        If Tenant wishes to rent additional space in the Annex Building during the Term, the initial annual Basic Rent shall be calculated at the then fair market rental value for the additional space, with annual increases over the remaining months of the Term calculated in accordance with Exhibit B. If the Landlord and Tenant cannot agree upon the fair market rental value for the space to be added to the Premises, then the following formula shall be utilized to make this determination:

        (i) Within sixty (60) days of Landlord's receipt of Tenant's notice that it will rent additional space, Landlord shall furnish to Tenant a notice in writing (hereinafter called "Landlord's Notice") stating what Landlord perceives to be the fair market rent for the additional space projected over the remainder of the Term. Landlord's Notice shall be accompanied by a certification by an MAI or New Jersey State Certified Real Estate Appraiser as to the fair market rent for the additional space for the remainder of the Term. If the Tenant accepts this fair market rent, it shall be effective throughout the remainder of the Term for the additional space, with annual increases as provided in Exhibit B.

        (ii) If Tenant disagrees with the estimate of fair market rent submitted by Landlord with Landlord's Notice, then within thirty (30) days after the date of Landlord's Notice, Tenant shall submit to Landlord an appraisal by an MAI or New Jersey State Certified Real Estate Appraiser of the fair market rent over the remainder of the Term. If the two estimates are within 5% of one another, the fair market rent shall be established as the average of the two appraisals.

        (iii) If the two appraisals are not within 5% of one another, the two appraisers, acting on behalf of Landlord and Tenant, shall within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third MAI or New Jersey State Certified Real Estate Appraiser (the "Third Appraiser") If the two appraisers are unable to agree upon the selection of the Third Appraiser then the Third Appraiser shall be selected within fifteen (15) days thereafter, by an arbitrator pursuant to the rules of the American Arbitration Association. The Third Appraiser shall furnish to the Landlord and Tenant, not later than the date which is thirty (30) days after his selection, a written appraisal of the fair market rent for the additional space over the remainder of the Term. If the estimate as to fair market rent submitted by the Third Appraiser is not greater than the higher of the first two appraisals, nor less than the lower of the first two appraisals, then the appraisal of the Third Appraiser shall establish the fair market rent which shall be binding upon the Landlord and Tenant for the additional space for the remainder of the Term. If the estimate as to fair market rent of the Third Appraiser is greater then the higher of the first two appraisals or less than the lower of the first two appraisals, then the estimate as to fair market rent by the Third Appraiser shall be disregarded and the average of the first two appraisals shall establish the fair market rent which shall be binding upon Landlord and Tenant.

        (iv) Landlord and Tenant shall pay for their own appraisals and in the event of a third appraisal, the cost shall be shared equally by Landlord and Tenant.

        (v) It is agreed and understood that the fair market rent shall be based on dollars per rentable square foot per annum, and that once the fair market rent has been established, it shall be effective retroactive to the date that Tenant rented the additional space in question in the Annex Building.